Exhibit 99.3

GROUND LEASE AGREEMENT

LANDLORD: UNITED THERAPEUTICS CORPORATION

TENANT:      WACHOVIA DEVELOPMENT CORPORATION

Covering land
in Montgomery County, Maryland

SUMMARY OF LEASE TERMS

1.	Leased Property.The Property is the land described in Exhibit A.

2.	Lease Term.99 years, commencing with the “Commencement Date” referenced in the Lease.

3.	Base Rent.The base rent from the Commencement Date through and including the Completion Date (as defined in the Participation Agreement) shall be fair market rent as determined by the Appraisal (as defined in the Participation Agreement). Following the Completion Date the base rent shall be $1.00 per annum. Effective on the earlier of (i) June 28, 2011 (unless such date is extended pursuant to the ELLF Lease defined herein) or (ii) the date the Tenant is no longer the ground lessee of the Property, the base rent shall be increased to the fair market rent for comparable land located in a comparable section of Montgomery County, Maryland at the effective date of such increase. Base rent shall be payable on December 31 of each year, in arrears; provided, however, the Landlord acknowledges that the Tenant has prepaid in full as of the Commencement Date the base rent for the entire period prior to the Completion Date.

4.	Permitted Use.Any lawful use.

5.	Taxes, Services, Utilities. Tenant will pay (or cause to be paid) all property taxes, service charges and utility expenses related to the Property.

6.	Absolute Net Lease. The Property is leased to Tenant on an absolute net lease basis.

i

ii

GROUND LEASE
(Montgomery County, Maryland)

DATED: June 28, 2004

BETWEEN:	UNITED THERAPEUTICS CORPORATION	LANDLORD

AND:	WACHOVIA DEVELOPMENT CORPORATION, whose address
	is:	c/o Wachovia Securities, Inc.
301 South College Street
		Charlotte, North Carolina 28288	TENANT

     Tenant wishes to lease from Landlord the following property (the “Property”) located in the State of Maryland described as follows:

Certain land in Montgomery County, Maryland, as described on the attached Exhibit A.

          NOW, THEREFORE, Landlord hereby leases the Property to Tenant and Tenant leases the Property from Landlord on the following terms of this Ground Lease (the “Lease”):

1. Overall Limitation.

     (a) Notwithstanding anything contained in this Lease to the contrary, the Landlord acknowledges that prior to the Completion Date the Tenant shall have no obligations under this Lease other than (i) the Tenant’s obligation to pay base rent (which obligation prior to the Completion Date has been satisfied in full as of the Commencement Date) and (ii) with respect to Section 6 (limited to the Tenant’s obligations prior to the Completion Date to keep the Property clear of Lessor Liens as set forth in the Participation Agreement (as hereinafter defined)), 9.2, 12 (limited to the Tenant’s obligations prior to the Completion Date to keep the Property clear of Lessor Liens as set forth in the Participation Agreement and limited to the Tenant’s obligation to deliver the Property back to the Landlord in its then current condition) and 13.14 hereof.

     (b) Notwithstanding anything contained in this Lease to the contrary from and after the Completion Date and until the ELLF Lease (as defined herein) has expired or is terminated in accordance with its terms, Landlord agrees to look solely to Sublessee (as defined in Section 13.15 below) (and not to Tenant) for the performance of the provisions of this Lease and Tenant will have no liability of any kind to Landlord for the performance or nonperformance of this Lease other than with respect to Sections 6 (limited to the Tenant’s obligations prior to the expiration or termination of the ELLF Lease to keep the Property clear of Lessor Liens as set forth in the ELLF Lease and the Participation Agreement), 9.2, 12 (limited to the Tenant’s obligations prior to the expiration or termination of the ELLF Lease to keep the Property clear of Lessor Liens as set forth in the ELLF Lease and the Participation Agreement and limited to the Tenant’s obligation to deliver the Property back to the Landlord in its then current condition) and 13.14 hereof.

     (c) Notwithstanding anything contained in this Lease to the contrary and not-withstanding the occurrence of an Event of Default hereunder, so long as Wachovia Development Corporation (or any successor) is the Tenant, Landlord agrees that (i) Landlord will not exercise any rights or remedies against Tenant, the Property or otherwise hereunder, (ii) Tenant will retain all rights to the Property granted in this Lease and (iii) the Lease shall remain in full force and effect as if no such Event of Default ever occurred.

2. Term; Possession.

     2.1 Term.

     The term of this Lease shall be for a period of 99 years (the “Term”), beginning on the “Commencement Date” referenced below. The “Commencement Date” will be the date hereof also known as the “Closing Date” as defined in and established under the Participation Agreement dated as of June 28, 2004 among Landlord, Tenant, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and Wachovia Bank, National Association, as the Agent (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Participation Agreement”). Upon Landlord’s request, Tenant will execute a supplemental memorandum at the start of the lease term stating the Commencement Date.

     2.2 Acceptance of Property.

     Tenant accepts the Property in its present condition, AS IS. Landlord shall not be required to perform any work to ready the Property for Tenant’s use.

3. Rental.

     3.1 Base Rental.

     From the Commencement Date through and including the Completion Date (as defined in the Participation Agreement), the base rent Tenant will pay to Landlord will be a fair market rent determined by the Appraisal (as defined in the Participation Agreement). Following the Completion Date the base rent shall be $1.00 per annum. Effective on the earlier of June 28, 2011 (unless such date is extended pursuant to the ELLF Lease defined herein) or (ii) the date the Tenant is no longer the ground lessee of the Property, the base rent shall be increased to the fair market rent for comparable land located in a comparable section of Montgomery County, Maryland at the effective date of such increase.

     3.2 Time and Place of Base Rent Payments.

     The base rent will be paid in arrears on December 31st of each year for the prior calendar year (or partial calendar year) during the lease term, and on the last day of the lease term, at the address for Landlord set forth in this Lease. Base rent is apportionable day to day. Notwithstanding the foregoing, the Landlord acknowledges that the Tenant has prepaid the base rent in full as of the Commencement Date for the entire period prior to the Completion Date.

     3.3 Additional Rent, No Offsets.

     All payments required to be paid by Tenant under this Lease, other than base rent, will constitute additional rent. All rent (including base and additional rent) shall be received by Landlord without set-off, offset, abatement, or deduction of any kind.

     3.4 Absolute Net Lease.

     It is the intent and effect of this Lease that rental paid by Tenant shall be an absolute net return to Landlord. Landlord shall not be responsible for payment of any taxes and assessments, operating expenses, or any other costs, expense, charge or premium under this Lease relative to the leased Property. Such rental shall be paid to Landlord throughout the lease term, free of any charges, assessments, impositions, offsets or deductions of any kind. Tenant shall pay (or cause to be paid) all costs, expenses and charges of every kind and nature relating to the Property which may arise or become due or payable during or after (but attributable to a period failing within) the lease term.

     The provisions of this paragraph will not, however, be construed to modify the express agreement between the parties with respect to the matters stated in Section 8 below (concerning certain circumstances in which this Lease may be terminated, in which event Tenant’s obligations hereunder will terminate as of the effective date of such termination).

4. Use of Property.

     4.1 Permitted Use.

     Tenant shall use the Property for any lawful purpose.

     4.2 Compliance with Legal Requirements.

     In connection with its use, Tenant shall put, keep and maintain the Property in compliance with all applicable laws, rules, regulations and ordinances of all federal, state, county, municipal and other public authorities having or claiming jurisdiction, and other recorded covenants, conditions and restrictions affecting the Property (collectively, the “Legal Requirements”).

     4.3 Nondisturbance.

     The rights of Tenant to the Property shall not be disturbed, cancelled, terminated or otherwise affected: (i) during the term of the ELLF Lease (as hereinafter defined), and (ii) after the expiration or termination of the ELLF Lease provided no Event of Default exists which Event of Default has arisen after the expiration or termination of the ELLF Lease.

5. Maintenance; Taxes; Utilities.

     5.1 Maintenance.

     Tenant shall keep the Property in good repair, operating condition, and appearance. After commencement of the lease term, Landlord shall have no obligation to make any repairs or perform any maintenance on the Property.

     5.2 Taxes and Assessments.

     Tenant shall pay (or cause to be paid) all taxes, assessments and public charges (“taxes”) on the land, and on the improvements thereon prior to the same being delinquent, subject to such tax indemnifications as Tenant may be entitled to receive under the ELLF Lease or other agreements.

     5.3 Tenant’s Election to Contest.

     Tenant may withhold payment of any tax or assessment on the Property if a good faith dispute exists as to the obligation to pay, so long as (i) Landlord’s property interest is not jeopardized and so long as no penalties or interest will accrue as a result of such withheld payment and (ii) Tenant diligently pursues through lawful proceedings the resolution of such dispute. If the Property is subjected to a lien as a result of nonpayment, Tenant shall provide Landlord with assurances reasonably acceptable to Landlord that Tenant can and will satisfy the lien before enforcement against the Property.

     5.4 Utilities.

     Tenant will be responsible for causing to be paid all charges for services and utilities incurred in connection with the use, occupancy and operation of the Property, including (without limitation) charges for electricity, gas, telephone service, water and sewer.

6. Liens.

     Tenant shall pay (or cause to be paid) as due all claims for work done on or for services rendered or material furnished to the Property, and shall keep the Property free from any liens which could result in foreclosure of Landlord’s or Tenant’s interest in the Property, except for financing by Tenant on its leasehold estate (which will bind Tenant’s interest but not constitute a lien against Landlord’s fee title). If Tenant fails to pay such claim or to discharge any lien, Landlord may do so and collect such amount as additional rent. Amounts paid by Landlord shall bear interest and be repaid by Tenant as provided in Section 11.3 below. Such payment by Landlord shall not constitute a waiver of any right or remedy Landlord may have because of Tenant’s default.

7. Disclaimer of Landlords Responsibilities.

     Landlord shall not under any circumstances be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Tenant, and no mechanic’s or other lien for such work, labor or services or material furnished shall, under any circumstances, attach to or affect the reversionary interest of Landlord in any building(s) or any alterations, repairs, or improvements to be erected or made on the Property. Nothing contained in this Lease shall be deemed or construed in any way as constituting the request or consent of Landlord, either express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Property or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against Landlord’s interest in the Property.

8. Condemnation

     If the entire Property is condemned, or if a portion is taken which causes the remainder to be unsuited to the use permitted hereunder, then this Lease shall terminate as of the date upon which possession of the Property is taken by the condemning authority. The net condemnation proceeds shall be divided between Landlord and Tenant as set forth in Section 15.1 of the ELLF Lease and after the ELLF Lease is terminated in proportion to the value of their respective interests in the Property immediately prior to the taking. If only a portion of the Property is taken and this Lease is not terminated, Tenant shall use the condemnation proceeds to make necessary repairs and alterations to the Property to permit Tenant to continue its operations thereon, and the balance shall be paid to Landlord, except for any award specifically made to Tenant for interruption of business, moving expenses, or the taking of Tenant’s improvements, equipment or fixtures. Rent shall not be abated during the period of restoration. Rent shall be reduced for the remainder of the lease term to the extent and in the same proportion as the reduction in area of the Property. Sale of all or a part of the Property to a purchaser with the power of eminent domain in the face of a threat or the probability of the exercise of the power shall be treated as a taking by condemnation.

9. Transfers by Tenant.

     9.1 Transfer Permitted Without Consent.

     Tenant may assign, pledge, hypothecate, encumber, sublease and otherwise transfer its leasehold estate and interest in the Property without the need for consent from Landlord.

     9.2 Notice of Certain Transfers.

     If no prior notification has been given by Tenant to Landlord as to a specific assignment, transfer, pledge, hypothecation, encumbrance or sublease (in each case regarding Tenant’s Lease interest), or Landlord does not otherwise have knowledge of the same, Tenant shall notify Landlord of any such assignment or transfer of its Lease interest, and may (but will not be required to) notify Landlord as to any such pledge, hypothecation, encumbrance or sublease of its Lease interest. Tenant has notified Landlord that it will be encumbering and assigning its Lease interest for security purposes to Wachovia Bank, National Association, as Agent.

10. Events of Default.

     The following shall be “Events of Default”:

     10.1 Payment Default.

     Failure of Tenant to make any rent or other payment under this Lease within 120 days after receipt of written notice of nonpayment.

     10.2 Default in Other Covenants.

     Failure of Tenant to comply with any other term or condition or fulfill any other obligation of this Lease within 30 days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be remedied fully within the 30-day period, this requirement shall be satisfied if Tenant begins correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

11. Remedies on Default.

     Upon default, after expiration of notice and cure periods provided in paragraph 10, Landlord may exercise any one or more of the following remedies:

     11.1 Retake Possession.

     Landlord may re-enter and retake possession of the Property by summary legal proceedings, in accordance with the laws of the state in which the Property is situated (the “State”). Landlord may relet the Property upon any reasonable terms without prejudice to any other remedies that Landlord may have by reason of Tenant’s default. None of these actions will be deemed an acceptance of surrender by Tenant.

     11.2 Damages for Default.

     Whether or not Landlord retakes possession or relets the Property, Landlord may recover all damages caused by the default. Landlord may sue periodically to recover damages as they accrue during the remainder of the lease term without barring a later action for further damages. Landlord may at any time bring an action for accrued damages plus damages for the remaining lease term equal to the difference between the rent specified in this Lease and the reasonable rental value of the Property for the remainder of the term, discounted to the time of judgment at the rate of 9 percent per annum.

     11.3 Cure of Tenant’s Default.

     Without prejudice to any other remedy for default, Landlord may perform any obligation or make any payment required to cure a default by Tenant. The reasonable cost of performance,

including reasonable attorneys’ fees and all disbursements, shall immediately be repaid by Tenant upon demand, together with interest from the date of expenditure until fully paid at the rate of 12 percent per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law.

     11.4 Other Remedies.

     Landlord may exercise any other remedy available under applicable law, except that Landlord will have no right to terminate this Lease for any default by Tenant, but Landlord may pursue any other legal remedy for breach of contract, including (without limitation) specific performance collection of damages, and enforcement of judgment(s) against the Property (subject to the limitations in Section 13.16 below).

12. Surrender at Expiration.

     Upon expiration of the lease term or earlier termination on account of default, Tenant shall surrender the Property in good condition and free of all liens, pledges, hypothecations, encumbrances and subleases created during the Term by Tenant other than as permitted by Section 6 hereof. All repair for which Tenant is responsible shall be completed to the latest practical date prior to such surrender.

13. General Provisions.

     13.1 Modifications.

     This Lease may not be modified except by instrument in writing attached to this Lease, dated and signed by the parties. Neither party shall be bound by any statement of any agent or employee modifying this Lease, except for any person which the party has specifically designated in writing as its representative.

     13.2 No Implied Appurtenances.

     This Lease does not create any rights, easements or licenses, by implication or otherwise, except as expressly set forth in this Lease or its exhibits.

     13.3 Nonwaiver.

     Waiver of performance of any provision shall not be a waiver of nor prejudice the parties right otherwise to require performance of the same provision or any other provision.

     13.4 Succession.

     Subject to the provisions of Section 1 hereof and the limitations on transfer of Tenant’s interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

     13.5 Inspection.

     Landlord or its authorized representatives may enter at any reasonable time after such advance notice as is reasonable under the circumstances (except in cases of emergency, for which no advance notice is required) to determine Tenant’s compliance with this Lease, to attend to Landlord’s interest, to show the Property to a prospective party desiring to acquire Landlord’s interest, or to show the Property to any prospective tenants.

     13.6 Estoppel Certificates.

     Within 10 days after receipt of written request, each party shall deliver a written statement to the requesting party stating the date to which the rent and other charges have been paid, whether the Lease is unmodified and in full force and effect, and any other matters that may reasonably be requested.

     13.7 Notices.

     Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given (collectively “Notices”) shall be given in writing. Notices may be served: by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed Notices shall be deemed delivered five days after mailing, properly addressed. Couriered Notices shall be deemed delivery when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated Notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery of Notices shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, Notices shall be delivered to the parties at the following addresses:

If to Landlord, to it at:

United Therapeutics Corporation
1110 Spring Street
Silver Spring, Maryland 20910
Attn: Fred T. Hadeed
Telecopy No.: (301) 608-3049

If to the Tenant, to it at:	with copies to:

Wachovia Development Corporation	Wachovia Bank, National Association
c/o Wachovia Securities, LLC	201 South College Street, 7th Floor
One Wachovia Center	Charlotte, North Carolina 28244-0002
301 South College Street	Attn: David Stout
Charlotte, North Carolina 28288-0174	Telecopy No.: (704) 383-7989
Attn: Gabrielle Braverman
Telecopy No.: (704) 383-0065	Wachovia Bank, National Association
1970 Chain Bridge Road, 3rd Floor
McLean, Virginia 22102
Attn: J. Kent Thompson

From time to time any party may designate a new address for purposes of Notices hereunder by Notice to the other party.

     13.8 Attorneys’ Fees.

     In the event suit or action is instituted to interpret or enforce the terms of this Lease, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys’ fees at trial, upon appeal and on any petition for review, in addition to all other sums provided by law.

     13.9 Relationship of Parties.

     The relationship of the parties to this Lease is that of landlord and tenant. Landlord is not a partner or joint venturer with Tenant in any respect or for any purpose in the conduct of Tenant’s business or otherwise.

     13.10 Applicable Law.

     The Property is located in the State set forth herein. The parties agree that the law of such State shall be applicable for purposes of construing and determining the validity of this Lease.

     13.11 Prior Agreements.

     This Lease (including all exhibits incorporated herein) is the entire, final, and complete agreement of the parties with respect to the matters set forth in this Lease, and supersedes and replaces all written and oral agreements previously made or existing by and between the parties or the representatives with respect to such matters.

     13.12 Validity of Provisions.

     If any of the provisions contained in this Lease shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining provisions contained in this Lease shall not be affected.

     13.13 Ownership of Improvements.

     For purposes of this Lease, “improvements” shall include the buildings, structures, facilities and other improvements and any landscaping subsequently placed on the Property. All improvements constructed on the Property shall be the property of Tenant (or its subtenants who may have constructed and own the improvements) until the expiration or earlier termination of this Lease, at which time all of the improvements shall automatically and without further action become the property of Landlord.

     Landlord acknowledges that it will be and is bound by the following provisions in the ELLF Lease (described in Section 13.15 below). All Modifications (as defined in the ELLF Lease) financed by Tenant (as lessor under the ELLF Lease) shall become the property of, and title thereto shall immediately and without further action vest in, Tenant, when installed, and may be made by Tenant without the consent of Landlord. All other Modifications shall become the property of, and title thereto shall immediately and without further action vest in, Tenant on surrender of the Property by the lessee under the ELLF Lease to Tenant (as lessor under the ELLF Lease) or the earlier termination of the ELLF Lease or the occurrence of a Lease Event of Default under Section 17.1 of the ELLF Lease. Thereafter, such Modifications will remain the property of, and title thereto vest in, Tenant until the expiration or earlier termination of this Lease, at which time they shall automatically and without further action become the property of Landlord.

     13.14 Recording; Quitclaim.

     Tenant shall not file or record this Lease without the specific prior written consent of Landlord, but the parties will execute a good and sufficient memorandum of lease for purposes of recording which memorandum shall be recorded. Upon expiration or earlier termination of this Lease, Tenant shall promptly execute, acknowledge and deliver to Landlord any quitclaim deed or other document required by Landlord or a title company (such deed and/or other documents to be in form and substance reasonably satisfactory to Tenant) to (i) release the memorandum of record and remove the cloud of this Lease from the Property and to evidence the termination of Tenant’s interests in the Property and the improvements and (ii) to confirm the Landlord’s title in and to the Property and the improvements free and clear of this Lease.

     13.15 No Effect on ELLF Lease.

     No provision of this Lease will affect in any manner the duties and obligations of the Landlord, as lessee (the “Sublessee”) under the Lease Agreement dated as of the date hereof by and between the Tenant and the Landlord, as supplemented to cover the Property (the “ELLF Lease”).

     13.16 Limitations on Recourse.

     Notwithstanding anything contained in this Lease to the contrary, Landlord agrees to look solely to Tenant’s estate and interest in the Property for the collection of any judgment requiring the payment of money by Tenant in the event of liability by Tenant, and no other of Tenant or any shareholder, owner or partner (direct or indirect) in or of Tenant, or any director, officer, employee, beneficiary, affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Landlord under or with respect to this Lease, the relationship of the parties hereunder or Tenant’s use of the Property or any other liability of Tenant to Landlord.

     13.17 Merger of Estates.

     In the event and at such time as Landlord may own and hold both the landlord’s and tenant’s interest under this Lease, this Lease will terminate automatically by merger of estates. Notwithstanding the foregoing, it is the express intent of the parties that Landlord’s interest in the Property under the ELLF Lease will not (for so long as the ELLF Lease remains in effect) merge into Landlord’s reversionary interest in the property created by the Ground Lease.

     13.18 Limitation on Encumbrances.

     Landlord agrees that, subject to the terms of Article XIII of the ELLF Lease relating to permitted contests, Landlord shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien (as defined in the ELLF Lease or Participation Agreement), defect, attachment, levy, title retention agreement or claim upon the Property or any Modifications (as defined in the ELLF Lease or Participation Agreement) other than Permitted Liens (as defined in the ELLF Lease or Participation Agreement) and Lessor Liens (as defined in the ELLF Lease or Participation Agreement). Landlord shall promptly notify Tenant in the event it receives actual knowledge that a Lien other than a Permitted Lien or Lessor Lien has occurred with respect to the Property.

     13.19 Inability to Perform.

     Anything in this Lease to the contrary notwithstanding, Tenant’s inability to fulfill any of Tenant’s non-monetary obligations, agreements and undertakings under this Lease shall not be considered Events of Default hereunder if Tenant is prevented or delayed from so doing by reason of strikes, labor troubles, lockouts, riots, civil commotions, acts of God, governmental restrictions, unavailability of services or materials.

     13.20 Identity of Parties.

     At all times the Landlord and the lessee under the ELLF Lease shall remain the same for the duration of the ELLF Lease.

     13.21 Counterparts.

     This Lease may be signed in original counterparts, each of which shall be deemed an original, in any number, no one of which need contain all the signatures of the parties, and as many of such counterparts as shall together contain all of the signatures if the parties shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

UNITED THERAPEUTICS CORPORATION

By:	/s/ Martine A. Rothblatt

Name:	Martine A. Rothblatt

Title:	Chief Executive Officer

TENANT:

WACHOVIA DEVELOPMENT CORPORATION

By:	/s/ Evander S. Jones, Jr.

Name:	Evander S. Jones, Jr.

Title:	Vice President